TO BE EFFECTIVE FEBRUARY 25, 2002

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF


                           STRONG ADVANTAGE FUND, INC.

         The undersigned Assistant Secretary of Strong Advantage Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Common Stock of the Strong Advantage Fund as the Strong Ultra Short Fund, as indicated below.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.0001 per share. Subject to the following paragraph the authorized shares are classified as follows:

      CLASS                         SERIES           AUTHORIZED NUMBER OF SHARES

 Strong Ultra Short Fund          Investor                       Indefinite
                                  Advisor                        Indefinite
                                  Institutional                  Indefinite "'




         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on February 1, 2002 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 4th day of February, 2002.

                                              STRONG ADVANTAGE FUND, INC.


                                               By:/S/GILBERT L. SOUTHWELL III
                                              ----------------------------------
                                               Gilbert L. Southwell III,
                                                Assistant Secretary

This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051